Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600
FOR IMMEDIATE RELEASE
CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 FINANCIAL RESULTS
HOUSTON, TEXAS — May 6, 2009 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its fourth quarter and year-ended March 31, 2009.
Revenue for the March quarter was $247.2 million, down 14% compared to the same quarter a year ago. The revenue decline was primarily due to a year-over-year same-store revenue decline of 21.4% and lower election-related business. These declines were partially offset by the impact of a prior year acquisition.
For the March quarter, excluding non-cash impairment charges and foreign currency gains, Adjusted Operating Income was $4.8 million or 2% of revenues and Adjusted Net Income was $1.4 million or $.12 Adjusted Diluted Earnings per Share. In the prior year quarter, Adjusted Operating Income was $25.8 million or 9% of revenues and Adjusted Net Income was $13.6 million or $1.20 Adjusted Diluted Earnings per Share.
For the March 2009 quarter, operating loss was $16.2 million and net loss was $15.9 million or $1.43 diluted loss per share. Operating loss for the March 2009 quarter included a pre-tax, non-cash goodwill impairment charge of $20.8 million ($17.2 million after tax or $1.52 diluted loss per share). In the prior year quarter, operating income was $24.9 million and net income was $13.1 million or $1.15 diluted earnings per share.
For the year ended March 31, 2009, revenue was a record $1.1 billion, up 5% compared to the same period a year ago due to business acquisitions and election-related business, partially offset by lower same-store sales. Excluding non-cash impairment charges, the previously announced litigation charge and foreign currency gains, Adjusted Operating Income was $69.5 million or 6% of revenues, and Adjusted Net Income was $33.8 million or $2.95 Adjusted Diluted Earnings per Share for the year ended March 31, 2009. For the same period in the prior year, Adjusted Operating Income was $97.2 million or 9% of revenues and Adjusted Net Income was $57.5 million or $4.48 Adjusted Diluted Earnings per Share.
For the year ended March 31, 2009, operating loss was $30.4 million and net loss was $39.6 million or $3.55 diluted loss per share. Operating loss for the year ended March 31, 2009 included a pre-tax, non-cash goodwill impairment charge of $83.3 million ($63.3 million after tax or $5.52 diluted loss per share). Prior year operating income was $100.3 million and net income was $59.3 million or $4.63 diluted earnings per share.

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS	PAGE -2
A reconciliation of the non-GAAP financial measures, Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted Earnings per Share, to the most directly comparable GAAP financial measures is included in the attached tables and in the Current Report on Form 8-K filed today, as well as the basis for management’s use of the non-GAAP financial measures.
The Company performed a required annual goodwill impairment test in connection with our year ended March 31, 2009 and the assessment resulted in an additional March quarter non-cash, pre-tax goodwill impairment charge of $20.8 million. The impairment charge was primarily due to the current business climate which in turn has led to a decline in the Company’s stock price during the latter half of the Company’s fiscal year.
Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “The recession has led to lower revenues and considerable competitive pressures and these factors have adversely impacted our profit margins during the full year and the March quarter. In light of the current economic conditions, our operating companies continue to work diligently to effectively manage their labor and other costs. In the June quarter we have implemented significant wage, salary and headcount reductions throughout the business that will help alleviate the adverse impact of lower revenues on our operating margins.”
Mr. Davis continued, “Our balance sheet remains strong and we continue to generate solid free cash flow. We reduced total debt by $41.3 million during the March quarter and $71.5 million during the full year. Today we remain focused on positioning Consolidated Graphics to not only weather the current economic storm, but also to considerably strengthen our business. Toward this end, we are intent on delivering exceptional value by providing our customers outstanding products and services and strengthening our market position. Through the dedication of our employees, our technology offerings, including our digital print capabilities, and our focus on growing sales to key national customers who are seeking to lower their total costs of printed materials, we believe we will emerge from this recession a stronger company. While the economic environment remains soft and highly uncertain for the June quarter, we expect to generate at least break-even Adjusted Net Income.”
Consolidated Graphics, Inc. will host a conference call today, Wednesday, May 6, 2009, at 11:00 a.m. Eastern Time, to discuss its fourth quarter and year-ended March 31, 2009 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.
Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Canada, and in Prague, we offer an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.
Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the largest integrated digital footprint of any commercial printer in the U.S. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers solutions that create a spectrum of value for customers. CGX offers the unique ability to respond to all printing-related needs no matter how large, small, specialized or complex. For more information, visit www.cgx.com.

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS	PAGE -3
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include, continuing weakness in the economy, financial stability of its customers, the sustained growth of its digital printing, the decline in election-related printing, its ability to adequately manage expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its business operations, the continued availability of raw materials at affordable prices and retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission. You should pay particular attention to and review the important risk factors and cautionary statements described in the “Risk Factors” section, as well as the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
# # #

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS	PAGE -4
CONSOLIDATED GRAPHICS, INC.
Consolidated Income Statements
(In thousands, except per share amounts)

	Three Months Ended				Year Ended
	March 31,				March 31,
	2009	2008	Change		2009	2008	Change
			$	%			$	%

Sales	$247,186	$287,538	(40,352)	(14)	$1,145,146	$1,095,388	49,758	5
Cost of Sales	195,087	214,390	(19,303)	(9)	875,061	812,401	62,660	8

Gross Profit	52,099	73,148	(21,049)	(29)	270,085	282,987	(12,902)	(5)
Selling Expenses	24,352	27,438	(3,086)	(11)	105,688	106,952	(1,264)	(1)
General and Administrative Expenses(1)	23,286	19,919	3,367	17	95,261	78,804	16,457	21
Goodwill Impairment Charge	20,800	—	20,800	nm	83,324	—	83,324	nm
Litigation Charge	—	—	—	nm	17,000	—	17,000	nm
Other (Income) Expense, net	(171)	845	(1,016)	(120)	(809)	(3,064)	2,255	(74)

Operating Income (Loss)	(16,168)	24,946	(41,114)	(165)	(30,379)	100,295	(130,674)	(130)
Interest Expense, net	2,824	4,047	(1,223)	(30)	14,995	12,020	2,975	25

Income (Loss) before Taxes	(18,992)	20,899	(39,891)	(191)	(45,374)	88,275	(133,649)	(151)
Income Taxes	(3,069)	7,780	(10,849)	(139)	(5,804)	28,951	(34,755)	(120)

Net Income (Loss)	($15,923)	$13,119	(29,042)	(221)	($39,570)	$59,324	(98,894)	(167)

Earnings (Loss) Per Share
Basic	($1.43)	$1.18			($3.55)	$4.76
Diluted	($1.43)	$1.15			($3.55)	$4.63

Weighted Average Shares Outstanding
Basic	11,148	11,119			11,138	12,463
Diluted	11,148	11,400			11,138	12,822

Effective Income Tax Rate	16%	37%			13%	33%

(1) Share based compensation included in these expenses	$1,788	$297			$6,908	$2,057
nm — not meaningful

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS	PAGE -5
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Performance Measures
(In thousands, except per share amounts)

	Three Months Ended				Year Ended
	March 31,				March 31,
	2009	2008	Change		2009	2008	Change
			$	%			$	%

Operating income (loss) per GAAP	($16,168)	$24,946	(41,114)	nm	($30,379)	$100,295	(130,674)	nm
Goodwill impairment charge	20,800	—	20,800	nm	83,324	—	83,324	nm
Litigation charge	—	—	—	nm	17,000	—	17,000	nm
Long-lived asset impairment charge	350	—	350	nm	350	—	350	nm
Foreign Currency Transaction Net (Gain)/Loss	(171)	845	(1,016)	nm	(809)	(3,064)	2,255	nm

Adjusted Operating Income	$4,811	$25,791	(20,980)	(81)	$69,486	$97,231	(27,745)	(29)

Net income (loss) per GAAP	($15,923)	$13,119	(29,042)	nm	($39,570)	$59,324	(98,894)	nm
Goodwill impairment charge	20,800	—	20,800	nm	83,324	—	83,324	nm
Tax benefit of goodwill impairment charge	(3,589)	—	(3,589)	nm	(20,055)	—	(20,055)	nm
Litigation charge	—	—	—	nm	17,000	—	17,000	nm
Tax benefit of litigation charge	—	—	—	nm	(6,630)	—	(6,630)	nm
Long-lived asset impairment charge	350	—	350	nm	350	—	350	nm
Tax benefit of long-lived asset impairment charge	(137)	—	(137)	nm	(137)	—	(137)	nm
Foreign Currency Transaction Net (Gain)/Loss — (net of tax)	(104)	515	(619)	nm	(493)	(1,869)	1,376	nm

Adjusted Net Income	$1,397	$13,634	(12,237)	(90)	$33,789	$57,455	(23,666)	(41)

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS	PAGE -6
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Performance Measures
(In thousands, except per share amounts)
(Continued)

	Three Months Ended				Year Ended
	March 31,				March 31,
	2009	2008	Change		2009	2008	Change
			$	%			$	%

Diluted earnings per share (loss per share) per GAAP	($1.43)	$1.15	(2.58)	nm	($3.55)	$4.63	(8.18)	nm
Goodwill impairment charge	1.83	—	1.83	nm	7.27	—	7.27	nm
Tax benefit of goodwill impairment charge	(0.32)	—	(0.32)	nm	(1.75)	—	(1.75)	nm
Litigation charge	—	—	—	nm	1.48	—	1.48	nm
Tax benefit of litigation charge	—	—	—	nm	(0.58)	—	(0.58)	nm
Long-lived asset impairment charge	0.03	—	0.03	nm	0.03	—	0.03	nm
Tax benefit of long-lived asset impairment charge	(0.01)	—	(0.01)	nm	(0.01)	—	(0.01)	nm
Foreign Currency Transaction Net (Gain)/Loss — (net of tax)	(0.01)	0.05	(0.06)	nm	(0.04)	(0.15)	0.11	nm
Adjustment for diluted shares outstanding	0.03	—	0.03	nm	0.10	—	0.10	nm

Adjusted Diluted Earnings per Share	$0.12	$1.20	(1.08)	(90)	$2.95	$4.48	(1.53)	(34)

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS	PAGE -7
CONSOLIDATED GRAPHICS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31,	March 31,
	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,762	$15,131
Accounts receivable, net	173,501	209,000
Inventories	52,737	61,511
Prepaid expenses	17,340	7,127
Deferred income taxes	18,909	9,353

Total current assets	272,249	302,122
PROPERTY AND EQUIPMENT, net	430,519	421,347
GOODWILL AND OTHER INTANGIBLE ASSETS, net	54,127	141,381
OTHER ASSETS	8,313	7,813

	$765,208	$872,663

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$27,026	$23,252
Accounts payable	48,519	56,948
Accrued liabilities	86,718	83,488
Income taxes payable	553	184

Total current liabilities	162,816	163,872
LONG-TERM DEBT, net of current portion	287,164	362,448
OTHER LIABILITIES	14,794	13,655
DEFERRED INCOME TAXES	49,970	52,895
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 11,152,875 and 11,079,011 issued and outstanding	111	111
Additional paid-in capital	163,131	153,204
Retained earnings	87,806	127,376
Accumulated other comprehensive loss	(584)	(898)

Total shareholders’ equity	250,464	279,793

	$765,208	$872,663

Total debt	$314,190	$385,700
Debt-to-total capitalization	56%	58%